Exhibit 99.2

Investor Relations Update

January 27, 2017

General Overview

•	TRASM and Pre-tax Margin—The Company expects its first quarter total revenue per available seat mile (TRASM) to be up approximately 2.5 to 4.5 percent. In addition, the Company expects its first quarter pre-tax margin excluding special items to be approximately 3 to 5 percent.[1]

•	CASM—Consolidated CASM excluding fuel and special items[1] is expected to be up approximately 4 percent in 2017, which is consistent with previous guidance. First quarter consolidated CASM excluding fuel and special items[1] is expected to be up approximately 9 percent year-over-year. Unit cost increases are greatest in the first quarter as capacity is down by 2% and the salary increases given to our Maintenance and Fleet Service team members are not lapped until the middle of the third quarter.

•	Capacity—2017 total system capacity is expected to be up approximately 1 percent vs. 2016. Full year domestic capacity is expected to be approximately flat year-over-year, while international capacity is expected to be up approximately 4 percent vs. 2016.

•	Liquidity—As of December 31, 2016, the Company had approximately $8.8 billion in total available liquidity, comprised of unrestricted cash and investments of $6.4 billion and $2.4 billion in undrawn revolver capacity. The Company also had a restricted cash position of $638 million.

•	Fuel—Based on the January 24, 2017 forward curve, the Company expects to pay an average of between $1.66 and $1.71 per gallon of mainline jet fuel (including taxes) in the first quarter. Forecasted volume and fuel prices are provided in the following pages.

•	Cargo / Other Revenue—Includes cargo revenue, loyalty program revenue, ticket change fees, excess/overweight baggage fees, first and second bag fees, contract services, airport clubs and inflight service revenues.

•	Taxes—As of December 31, 2016, the Company had approximately $10.5 billion of federal net operating losses (NOLs) and $3.7 billion of state NOLs, substantially all of which are expected to be available in 2017 to reduce future federal and state taxable income. The Company expects to recognize a provision for income taxes in 2017 at an effective rate of approximately 38 percent, which will be substantially non-cash.

Notes:

1.	The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Mainline Update

January 27, 2017

Mainline Comments

•	All operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to regional data.

•	The year-over-year increase in mainline CASM excluding fuel and special items for the first quarter is primarily driven by investments in new labor agreements, investments in the operation, the purchase of new aircraft and a 2.4 percent year-over-year reduction in mainline ASMs.

	1Q17E	2Q17E	3Q17E	4Q17E	FY17E2
Mainline Guidance[1]
Available Seat Miles (ASMs) (bil)	~56.2	~63.7	~65.5	~59.3	~244.7
CASM ex fuel and special items (YOY % change)[3]	+10% to +12%	+5% to +7%	+1% to +3%	+0% to +2%	+4% to +6%

Cargo Revenues ($ mil)	~170	~180	~175	~195	~720
Other Revenues ($ mil)	~1,335	~1,330	~1,325	~1,330	~5,320

Average Fuel Price (incl. taxes) ($/gal) (as of 1/24/2017)	1.66 to 1.71	1.71 to 1.76	1.74 to 1.79	1.75 to 1.80	1.72 to 1.77
Fuel Gallons Consumed (mil)	~834	~931	~956	~862	~3,583

Interest Income ($ mil)	~(14)	~(14)	~(16)	~(17)	~(61)
Interest Expense ($ mil)	~259	~266	~274	~281	~1,080

Other Non-Operating (Income)/Expense ($ mil)[4,5]	~(0)	~(0)	~(0)	~(0)	~(1)

CAPEX Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft CAPEX	~(388)	~(366)	~(398)	~(348)	~(1,500)

Gross Aircraft CAPEX & net PDPs	~(1,256)	~(1,041)	~(970)	~(800)	~(4,067)
Assumed Aircraft Financing	~959	~816	~771	~595	~3,140

Net Aircraft CAPEX & PDPs[2]	~(297)	~(225)	~(200)	~(206)	~(927)

Notes:

1.	Includes guidance on certain non-GAAP measures. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time.
2.	Numbers may not recalculate due to rounding.
3.	CASM ex fuel and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
4.	Excludes special items; please see the GAAP to non-GAAP reconciliation at the end of this document.
5.	Other Non-Operating (Income)/Expense primarily includes gains and losses from foreign currency.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Regional Update

January 27, 2017

Regional Comments

•	The Company receives feed from 10 regional airlines, including wholly owned subsidiaries Envoy, PSA Airlines and Piedmont Airlines.

	1Q17E	2Q17E	3Q17E	4Q17E	FY17E2
Regional Guidance[1]
Available Seat Miles (ASMs) (bil)	~7.63	~7.95	~8.07	~7.91	~31.56
CASM ex fuel and special items (YOY % change)[3]	-1% to 1%	1% to 3%	2% to 4%	-1% to 1%	0% to 2%

Average Fuel Price (incl. taxes) ($/gal) (as of 1/24/2017)	1.74 to 1.79	1.80 to 1.85	1.83 to 1.88	1.84 to 1.89	1.80 to 1.85
Fuel Gallons Consumed (mil)	~180	~187	~193	~189	~749

Regional Airlines
Envoy[4]	Mesa Airlines, Inc.
SkyWest Airlines, Inc.[5]	Piedmont Airlines, Inc.[4]
ExpressJet Airlines, Inc.[5]	PSA Airlines, Inc.[4]
Republic Airline Inc.	Trans States Airlines, Inc.
Air Wisconsin Airlines Corporation	Compass Airlines, LLC

Notes:

1.	Includes guidance on certain non-GAAP measures. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time.
2.	Numbers may not recalculate due to rounding.
3.	CASM ex fuel and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
4.	Wholly owned subsidiary of American Airlines Group Inc.
5.	Pro-rate agreement and capacity purchase agreement.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fleet Update

January 27, 2017

Fleet Comments

•	In 2017, the Company expects to take delivery of 57 mainline aircraft comprised of 20 A321 aircraft, 20 B738 aircraft, 4 B738 Max aircraft, 3 B788 aircraft, and 10 B789 aircraft. The Company also expects to retire 56 mainline aircraft, including 5 A320 aircraft, 17 B757 aircraft, 9 B763 aircraft and 25 MD80 aircraft.

•	In 2017, the Company expects to add 31 regional aircraft to the fleet comprised of 19 CRJ700 aircraft and 12 E175 aircraft. The Company also expects to reduce the fleet by 23 CRJ200 aircraft and 19 Dash 8-100 aircraft, and temporarily store 13 ERJ140 aircraft.

		Active Mainline Ending Fleet Count
	2016A	1Q17E	2Q17E	3Q17E	4Q17E
A319	125	125	125	125	125
A320	51	50	48	47	46
A321	199	207	214	219	219
A332	15	15	15	15	15
A333	9	9	9	9	9
B738	284	289	294	299	304
B738 Max	—	—	—	1	4
B757	51	51	51	39	34
B763	31	31	30	26	22
B772	47	47	47	47	47
B773	20	20	20	20	20
B788	17	19	20	20	20
B789	4	6	8	11	14
E190	20	20	20	20	20
MD80	57	52	52	32	32

	930	941	953	930	931

		Active Regional Ending Fleet Count [1]
	2016A	1Q17E	2Q17E	3Q17E	4Q17E
CRJ200	120	100	98	97	97
CRJ700	79	88	95	98	98
CRJ900	118	118	118	118	118
DASH 8-100	23	15	12	8	4
DASH 8-300	11	11	11	11	11
E175	124	127	133	136	136
ERJ140	13	—	—	—	—
ERJ145	118	118	118	118	118

	606	577	585	586	582

Notes:

1.	At the end of the fourth quarter 2016, the Company had 46 ERJ140 regional aircraft in temporary storage not included in the active regional ending fleet count.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Shares Outstanding

January 27, 2017

Shares Outstanding Comments

•	The estimated weighted average shares outstanding for 2017 are listed below.

•	On January 25, 2017, the Company’s Board authorized a new $2.0 billion share repurchase program to expire by the end of 2018. This brings the total amount authorized for share repurchase programs to $11.0 billion since the merger. All prior repurchase programs had been fully expended as of December 31, 2016.

•	In the fourth quarter of 2016, the Company repurchased 12.2 million shares at a cost of $554 million. Including share repurchases, shares withheld to cover taxes associated with employee equity awards and share distributions, and the cash extinguishment of convertible debt, the Company’s share count has dropped 33 percent from 756.1 million at merger close to 507.3 million shares on December 31, 2016.

2017 Shares Outstanding (shares mil)1

	Shares
For Q1	Basic	Diluted
Earnings	507	512
Net loss	507	507

	Shares
For Q2-Q4 Average	Basic	Diluted
Earnings	509	512
Net loss	509	509

	Shares
For FY 2017 Average	Basic	Diluted
Earnings	509	512
Net loss	509	509

Notes:

1.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity and do not take into consideration any share repurchase activity after the end of the fourth quarter 2016. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.

Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation

January 27, 2017

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel and special items and regional CASM excluding fuel and special items is useful to investors because both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	American Airlines Group Inc GAAP to Non-GAAP Reconciliation
	($ mil except ASM and CASM data)
	1Q17 Range		2Q17 Range		3Q17 Range		4Q17 Range		FY17 Range
	Low	High	Low	High	Low	High	Low	High	Low	High
Mainline[1]
Mainline operating expenses	$7,332	$7,481	$7,692	$7,855	$7,829	$7,999	$7,527	$7,691	$30,427	$31,073
Less mainline fuel expense	1,384	1,426	1,592	1,639	1,663	1,711	1,509	1,552	6,148	6,328
Less special items	—	—	—	—	—	—	—	—	—	—

Mainline operating expense excluding fuel and special items	5,947	6,055	6,100	6,216	6,166	6,288	6,019	6,139	24,278	24,745

Mainline CASM (cts)	13.05	13.31	12.08	12.33	11.95	12.21	12.69	12.97	12.43	12.70

Mainline CASM excluding fuel and special items (Non-GAAP) (cts)	10.58	10.77	9.58	9.76	9.41	9.60	10.15	10.35	9.92	10.11

Mainline ASMs (bil)	56.2	56.2	63.7	63.7	65.5	65.5	59.3	59.3	244.7	244.7

Regional[1]
Regional operating expenses	$1,530	$1,564	$1,564	$1,598	$1,594	$1,628	$1,577	$1,611	$6,252	$6,387
Less regional fuel expense	313	322	337	346	353	363	348	357	1,351	1,388
Less special items	—	—	—	—	—	—	—	—	—	—

Regional operating expenses excluding fuel and special items	1,217	1,241	1,228	1,252	1,241	1,266	1,229	1,254	4,901	4,999
Regional CASM (cts)	20.05	20.49	19.68	20.10	19.76	20.18	19.94	20.37	19.81	20.24
Regional CASM excluding fuel and special items (Non-GAAP) (cts)	15.95	16.27	15.44	15.75	15.38	15.68	15.54	15.86	15.53	15.84

Regional ASMs (bil)	7.63	7.63	7.95	7.95	8.07	8.07	7.91	7.91	31.56	31.56

Other non-operating (income)/expense[1]
Other non-operating (income)/expense	$—	$—	$—	$—	$—	$—	$—	$—	$(1)	$(1)
Less special items	—	—	—	—	—	—	—	—	—	—

Other non-operating (income)/expense excluding special items	—	—	—	—	—	—	—	—	(1)	(1)

Notes:	Amounts may not recalculate due to rounding.

(1)	Certain of the guidance provided excludes special items. The Company is unable to fully reconcile such forward-looking guidance to the corresponding GAAP measure because the full nature and amount of the special items cannot be determined at this time. Special items for this period may include items relating to fleet restructuring expenses and merger integration expenses relating to information technology, re-branding of aircraft and airport facilities, alignment of labor union contracts, professional fees and training.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements

January 27, 2017

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts such as, without limitation, statements that discuss the possible future effects of known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assumed. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to the following: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other postretirement benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental and noise regulation; the impact associated with climate change, including increased regulation to reduce emissions of greenhouse gases; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements, more stringent duty-time regulations, increased flight hour requirements for commercial airline pilots and other factors that have caused a shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect on the Company’s financial position and liquidity of being party to or involved in litigation; an inability to use net operating losses carried forward from prior taxable years (NOL Carryforwards); any impairment in the amount of the Company’s goodwill and an inability to realize the full value of the Company’s intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; the effects of the Company’s capital deployment program and the limitation, suspension or discontinuation of the Company’s share repurchase programs or dividend payments thereunder; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws that limit ownership and voting of its equity interests, including its common stock; the effect of limitations in the Company’s Restated Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL Carryforwards and certain other tax attributes, which may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (especially in Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A, Risk Factors) and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law.

Please refer to the footnotes and the forward looking statements page of this document for additional information